UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 11, 2010
Date of Report
(Date of earliest event reported)
HCC Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13790 (Commission File Number)	76-0336636 (I.R.S. Employer Identification No.)
13403 Northwest Freeway
Houston, Texas 77040-6094
(Address of principal executive offices, including zip code)
(713) 690-7300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 11, 2010, Scott W. Wise informed the Board of Directors of HCC Insurance Holdings, Inc. (the “Company”) his decision to resign as a Director of the Company, effective as of May 17, 2010. Mr. Wise had no disagreements with the Company on any matter pertaining to our operations, policies or practices. His decision was based on his acceptance of a new position of employment.
In connection with the Proxy Statement furnished by the Company for its Annual General Meeting of Shareholders to be held on May 27, 2010, Mr. Wise will also withdraw as a nominee for Director at the upcoming Annual General Meeting of Shareholders. At this time, the Board of Directors is not nominating a replacement Director; the Board will reduce the size of the Board from ten members to nine members.
Other than Mr. Wise, the nominees named in the Proxy Statement dated April 9, 2010 (the “Proxy”) will stand for election in the 2010 Annual General Meeting of Shareholders. Notwithstanding Mr. Wise’s resignation and withdrawal, the form of proxy card included in the original distribution of the Proxy remains valid; however, any votes that are submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining nine nominees, as named in the Proxy, and any votes that are submitted with instruction to vote for Mr. Wise will be disregarded.
Item 7.01 Regulation FD Disclosure
The Company issued a press release on May 17, 2010, announcing the resignation of Mr. Wise. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statement and Exhibits.

No.	Exhibit
99.1	Press Release May 17, 2010
The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President and General Counsel

Dated: May 17, 2010

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